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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
The Smith & Wollensky Restaurant Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 23, 2002

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Smith & Wollensky Restaurant Group, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 23, 2002, at 10:00 a.m., New York City time, at the Park Avenue Cafe, 100 East 63rd Street, New York, New York, for the following purposes:

  1.
  To elect two (2) Class I directors to serve for a three year term and until their successors are duly elected and qualified;

  2.
  To consider and approve a proposed amendment to the Company's Certificate of Incorporation to decrease the total number of shares of common stock which the Company has the authority to issue from 90,000,000 shares to 40,000,000 shares;

  3.
  To consider and approve an amendment to the Company's 2001 Stock Incentive Plan to limit the total number of shares of common stock available for grant thereunder;

  4.
  To ratify the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 30, 2002; and

  5.
  To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 16, 2002 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By the order of the Board of Directors,

Alan M. Mandel
New York, New York April 22, 2002	Chief Financial Officer, Executive Vice President of Finance, Secretary and Treasurer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit your vote according to the instructions on the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
1114 FIRST AVENUE
NEW YORK, NY 10021

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of The Smith & Wollensky Restaurant Group, Inc. (the "Company") for use at our Annual Meeting of Stockholders to be held at the Park Avenue Cafe, 100 East 63rd Street, New York, New York, on Thursday, May 23, 2002, at 10:00 a.m., New York City time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our principal executive offices are located at the address listed at the top of the page and our telephone number is (212) 838-2061.

        Our Annual Report to Stockholders, including the annual report on Form 10-K which was filed with the Securities and Exchange Commission (the "SEC") and which contains our financial statements for the fiscal year ended December 31, 2001, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. The approximate date on which this Proxy Statement, the accompanying Proxy and our Annual Report are first being mailed to stockholders is April 26, 2002. The Company will provide to each beneficial owner of its securities who does not receive this mailing a copy of our annual report on Form 10-K for fiscal 2001, including the financial statements and schedules thereto, without charge, upon receipt of a written request from such owner. Such request should be sent to Loren Mortman, The Equity Group, Inc., 800 Third Avenue, 36th Floor, New York, New York 10022. Additionally, our annual report on Form 10-K is available on the SEC website at http://www.sec.gov.

        Stockholders who would like to be kept abreast of Company developments via e-mail should send us an e-mail at investorrelations@swrg.com.

Record Date and Share Ownership

        Only stockholders of record at the close of business on April 16, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. We have one series of stock issued and outstanding, designated as common stock, $0.01 par value per share (the "Common Stock"). As of the Record Date, 90,000,000 shares of Common Stock were authorized and 9,354,417 shares were issued and outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to us at our principal offices (Attention: Samuel Goldfinger) a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person.

Voting

        On all matters, each share has one vote. Directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the two candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Quorum; Abstentions; Broker Non-Votes." Amendment of the Company's

Certificate of Incorporation and 2001 Stock Incentive Plan and ratification of the independent auditors of the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

Solicitation of Proxies

        The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

Quorum; Abstentions; Broker Non-Votes

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections who will be a representative from American Stock Transfer & Trust Company. The Inspector of Elections will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

        The Inspector will treat shares that are voted WITHHELD or ABSTAIN, or "broker non-votes," as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. These broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a particular proposal. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the amendment of our Certificate of Incorporation in Delaware to reduce our total number of authorized shares; (iii) the amendment of our 2001 Stock Incentive Plan; (iv) the ratification of KPMG LLP, as our independent public accountants for the fiscal year ending December 30, 2002; and (v) such other business as may properly come before the Annual Meeting or any adjournment thereof in the discretion of the proxy holder.

        If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

PROPOSAL ONE
ELECTION OF TWO CLASS I DIRECTORS

        Our Board of Directors, the size of which is set at eight members, currently consists of seven members divided into three classes as follows:

  •
  Class I consists of Jay M. Green and Richard S. LeFrak, who will serve until the annual meeting of stockholders to be held in 2002 and until a successor has been duly elected and qualified;
  •
  Class II consists of Robert D. Villency and Eugene I. Zuriff, who will serve until the annual meeting of stockholders to be held in 2003 and until a successor has been duly elected and qualified; and
  •
  Class III consists of Alan N. Stillman, James M. Dunn and Thomas H. Lee, who will serve until the annual meeting of stockholders to be held in 2004 and until a successor has been duly elected and qualified.

        At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. The Board of Directors has fixed the number of directors at eight.

        It is proposed that each of the nominees listed below be elected to hold office until the 2005 annual meeting of stockholders and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees specified below, who currently serve as directors with terms extending to the 2002 Annual Meeting and until their successors are elected and qualified. If either such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee who shall be designated by the present Board of Directors to fill such vacancy or (2) for the other nominee only, leaving a vacancy. Alternatively, the size of the Board of Directors may be reduced so that there is no vacancy. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director.

Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting

        Jay M. Green, 54, has been a Director since 1999. Mr. Green was Executive Vice President and Chief Financial Officer of Culbro Corporation, a New York Stock Exchange company, from November 1998 to December 1999. Mr. Green is currently a private investor. From 1981 to 1988, Mr. Green was employed by Columbia Pictures, a unit of The Coca Cola Company. From 1969 through 1981, Mr. Green was with Price Waterhouse in New York where he supervised audit examinations of large domestic and international companies.

        Richard S. LeFrak, 56, has been a Director since 1997. Mr. LeFrak has been the President of LeFrak Organization, Inc., a diversified, privately held company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production since 1975. Mr. LeFrak is also a member of the Board of Sequoia Corporation, a New York Stock Exchange company.

THE CLASS II AND CLASS III MEMBERS OF THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS I NOMINEES LISTED ABOVE

Directors Continuing in Office Until the 2003 Annual Meeting

        Robert D. Villency, 63, became a Director in January 2002. Mr. Villency is, and has been since 1974, Chief Executive Officer of Roche Bobois USA, Ltd., a franchiser of 30 retail stores throughout the United States and Canada, selling contemporary, high-end furniture. He is also a Director of Roche Bobois and Chairman of Maurice Villency, Inc., one of the largest contemporary retail furniture businesses in the United States. Mr. Villency received a Bachelor of Arts, Magna Cum Laude, in Economics from Princeton University.

        Eugene I. Zuriff, 62 has been a Director since October 1997. He has been a financial, expansion and legal consultant to us since February 1997 and is actively involved in financing, lease negotiations, retail sales development and marketing activities for our new restaurants. From 1988 to 1997, Mr. Zuriff was the New York representative of Multi Commercial Bank in Geneva, Switzerland. He was Executive Vice President of Century Business Credit from 1969 to 1988 and in 1988 became Founding Director and Member of the Executive Committee of the Commercial Bank of New York. Mr. Zuriff is also a Director of the Key Advisor Fund and the Omni Financial Corporation. Mr. Zuriff served as Senior Chairman of the Health Care Chaplaincy.

Directors Continuing in Office Until the 2004 Annual Meeting

        Alan N. Stillman, 65, our founder, has been our Chairman and Chief Executive and a Director since 1997, and was our President from 1977 to 1997. He developed and founded his first restaurant, T.G.I. Fridays, in 1965. In 1975, Mr. Stillman sold his interests in the concept and focused on the high-end market, founding Smith & Wollensky in 1977. Mr. Stillman has also served as a director of Meals on Wheels USA for over 20 years.

        James M. Dunn, 46, has been our President since May 1997, a Director since January 1996, and Chief Operating Officer since May 2001. He served as our Executive Vice President of Development from 1995 through 1997. Prior to his employment with us, from 1991 to 1995 Mr. Dunn was the Executive Vice President of House of Blues, Inc. responsible for all operations. From 1987 to 1991, Mr. Dunn was the Director of European Operations for the Hard Rock Cafe.

        Thomas H. Lee, 58, has been a Director since 1997. Mr. Lee founded the Thomas H. Lee Company in 1974. The Lee Company and its affiliated funds invest private equity capital in growing companies and have raised more than $13.7 billion of private equity funds, including its latest fund, Thomas H. Lee Equity Fund V, L.P., with equity commitments of $6.1 billion. Mr. Lee serves as a Director of the following public companies: Finlay Fine Jewelry Corp., Livent, Inc., Vail Resorts, Inc., First Security Service Corporation, Miller Import Corporation and Wyndham International, Inc.

Board Meetings and Committees

        Our Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2001. No director serving throughout fiscal year 2001 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors does not have a standing Nominating Committee. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

        The Audit Committee consists of Messrs. Green, LeFrak and Lee. The Audit Committee reviews our internal accounting procedures, consults with and reviews the services provided by our independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. Each of these directors is "independent" as required by applicable NASD listing standards. The Audit Committee held two meetings during fiscal year 2001 and also participated in quarterly conferences with KPMG LLP. For additional information concerning the Audit Committee, see "Report of the Audit Committee of the Board of Directors."

        The Compensation Committee consists of Messrs. Stillman, Lee and LeFrak. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held one meeting during fiscal year 2001. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee of the Board of Directors."

Director Compensation

        During fiscal 2001, our directors did not receive any cash compensation for their services as directors. We did, however, grant options to our three non-employee directors who are not beneficial owners of greater than 5% of our stock. Mr. LeFrak, Mr. Green and Mr. Zuriff each received options to purchase 5,000 shares of Common Stock in connection with their services as directors. Employee directors received compensation only as employees of the Company. We have director and officer indemnification insurance coverage which covers directors and officers individually where exposures exist other than those for which we are able to provide direct or indirect indemnification. These policies run from November 14, 2001 through November 13, 2002, at a total cost of $183,750. The primary carrier is Gulf Insurance Company.

EXECUTIVE OFFICERS

        The Company's non-director executive officers are as follows:

        Alan M. Mandel, 56, has been our Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary since August 2000. He was Chief Financial Officer for C.A. Muer, an operator of upscale seafood restaurants, from 1998 to 2000. From 1993 to 1998, Mr. Mandel was Chief Financial Officer of Ogden Entertainment Services.

        David P. Terry, 45, has been our Executive Vice President since April 2001. He was Director of Operations for Gibsons LLC, an operator of upscale steak and seafood restaurants, from 1999 to 2001. From 1993 to 1999 he was Vice President of Development for Planet Hollywood International Inc.

        Eugene M. Byrne, 57, has been our Director of New York Operations since 1980. In addition, Mr. Byrne has supervised the management of the Smith & Wollensky restaurant in New York on a daily basis for over twenty years. Mr. Byrne is also a limited partner of St. James Associates.

        Samuel Goldfinger, 32, has been our Director of Finance since 1997. From 1995 to 1997, Mr. Goldfinger was an audit manager, and from 1990 to 1995 a staff accountant, at the accounting firm of Goldstein Golub Kessler & Co., P.C. where his client base focus was in the restaurant industry.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth all compensation earned during fiscal years 2001, 2000 and 1999 to our Chief Executive Officer and each of our four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the period.

						Long-Term Compensation Awards
		Annual Compensation
Name and Principal Positions	Fiscal Year					Securities Underlying Options		All Other Compensation
		Salary		Bonus
Alan N. Stillman Chief Executive Officer	2001 2000 1999	$ $ $	693,000 693,000 660,000	$ $ $	— 275,000 329,000	100,000 — —	(1)	$ $ $	5,250 5,250 5,000	(2) (2) (2)
James M. Dunn President	2001 2000 1999	$ $ $	458,600 356,000 265,000	$ $ $	— 50,000 75,000	150,000 — —	(1)	$ $ $	3,938 3,938 3,750	(2) (2) (2)
Mark M. Levine (3) Regional Director of Operations	2001 2000 1999	$ $ $	185,220 192,220 195,720	$ $	— 15,000 35,000	5,000 — —		$ $ $	3,415 3,866 4,091	(2) (2) (2)
Alan M. Mandel (4) Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary	2001 2000 1999	$ $ $	210,000 81,900 —	$ $ $	— 10,000 —	50,000 — —	(1)	$ $	26,090 7,500 —	(5) (6)
David P. Terry Executive Vice President	2001 2000 1999	$ $ $	165,500 — —	$ $ $	— — —	20,000 — —			$735 — —	(2)

(1)
In February 2002, Messrs. Stillman, Dunn and Mandel accepted the Company's offer to exchange their outstanding stock options for options to be granted on or about September 5, 2002, to purchase an equivalent number of shares at an exercise price equal to the fair market value of the

  Company's stock on the date of grant. As a result of this exchange, the options listed above for Messrs. Stillman, Dunn and Mandel were cancelled. The new options will vest in accordance with the vesting schedule of the cancelled options.

(2)
Represents 401(k) matching contributions.

(3)
Prior to August 2000, Mr. Levine was our Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary.

(4)
In August 2000, Mr. Mandel became our Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary.

(5)
Includes 401(k) matching contributions of $1,090 as well as mortgage payments of $25,000 we made on Mr. Mandel's behalf in 2001.

(6)
Includes mortgage payments of $7,500 we made on Mr. Mandel's behalf in 2000.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning grants of stock options to each of the executive officers names in our compensation table above during fiscal year 2001. All options granted to these executive officers in the last fiscal year were granted under our 2001 Stock Incentive Plan. The percent of the total options set forth below is based on an aggregate of 581,333 options granted to employees during fiscal year 2001. All options were granted at the then fair market value as determined by our Board of Directors on the date of grant.

		Individual Grants
		% of Total Options Granted to Employees During Fiscal Year				Potential Realizable Value Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share
					Expiration Date	5%	10%
Alan N. Stillman (2)	100,000	17.1%	$9.35	(3)	May 29, 2011	$449,560	$1,269,681
James M. Dunn (2)	150,000	25.7%	$8.50		May 29, 2011	$801,841	$2,032,022
Mark K. Levine	5,000	0.9%	$5.70		July 9, 2011	$17,923	$45,422
Alan M. Mandel (2)	50,000	8.6%	$8.50		May 29, 2011	$267,280	$677,341
David P. Terry	20,000	3.4%	$5.70		July 9, 2011	$71,694	$181,687

(1)
Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

(2)
In February 2002, Messrs. Stillman, Dunn and Mandel accepted the Company's offer to exchange their outstanding stock options for options to be granted on or about September 5, 2002, to purchase an equivalent number of shares at an exercise price equal to the fair market value of the Company's stock on the date of grant. As a result of this exchange, the options listed above for

  Messrs. Stillman, Dunn and Mandel were cancelled. The new options will vest in accordance with the vesting schedule of the cancelled options.

(3)
In accordance with the terms of the 2001 Stock Incentive Plan, options were granted to Mr. Stillman, who is the beneficial owner of greater than 10% of the voting stock of the Company, at an exercise price equal to 110% of the fair market value at the time of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning option exercises in fiscal year 2001 and exercisable and unexercisable stock options held by our executive officers named in the summary compensation table at December 31, 2001. The value of unexercised in-the-money options is based on a value of $3.81 per share, the fair market value of our Common Stock as of December 31, 2001, the last trading day of fiscal year 2001, less the actual per share exercise prices, multiplied by the number of shares underlying the option. All options were granted under our 2001 Stock Incentive Plan.

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan N. Stillman (1)	0	$0	27,666	104,000	$0	$0
James M. Dunn (1)	0	$0	34,666	154,000	$0	$0
Mark K. Levine	0	$0	15,166	9,000	$0	$0
Alan M. Mandel (1)	0	$0	0	50,000	$0	$0
David P. Terry	0	$0	0	20,000	$0	$0

(1)
In February 2002, Messrs. Stillman, Dunn and Mandel accepted the Company's offer to exchange their outstanding stock options for options to be granted on or about September 5, 2002, to purchase an equivalent number of shares at an exercise price equal to the fair market value of the Company's stock on the date of grant. As a result of this exchange, the options listed above for Messrs. Stillman, Dunn and Mandel were cancelled. The new options will vest in accordance with the vesting schedule of the cancelled options.

Employment and Non-Competition Agreements

        Alan N. Stillman.    We have entered into an amended and restated employment agreement, with Alan Stillman, our Chief Executive Officer, pursuant to which Mr. Stillman will serve as our Chief Executive Officer for five years. This agreement provides that Mr. Stillman is entitled to a base salary of $693,000 per year, subject to annual cost of living increases. In addition, Mr. Stillman is entitled to customary employee benefits and may receive a yearly bonus equal to up to 50% of his base salary, depending on certain bonus targets to be set by our Board of Directors and Compensation Committee. For the fiscal years 2001 and 2002, such bonus targets are based on our earnings before income, taxes, depreciation and amortization. Mr. Stillman's employment agreement may be terminated by us at any time with or without cause. This agreement may also be terminated by Mr. Stillman at any time with 15 business days notice or for "good reason," effective upon written notice to us. If Mr. Stillman is terminated without cause or terminates for "good reason," he is entitled to a severance payment equal to his base salary multiplied by the greater of the number of months remaining in the initial five year term or twelve months, plus insurance benefits for the period that he receives such severance payment and certain fringe benefits for the balance of the employment term. Pursuant to the agreement, if Mr. Stillman's employment as Chief Executive Officer is not renewed at the end of the five year term under mutually acceptable terms, Mr. Stillman may, at his option, act as a consultant to us concerning our business, affairs, creative direction and management for five years at a salary of $150,000 per year plus benefits.

        We have also entered into a non-competition agreement with Mr. Stillman. This agreement requires Mr. Stillman to keep our proprietary information confidential for a period of six years from the date that this agreement, or, if the employment agreement is extended beyond the initial five year term or if Mr. Stillman becomes our consultant pursuant to his employment agreement, the date which is one year after his termination as our employee or consultant, as the case may be. In consideration of this agreement, we will pay Mr. Stillman $36,774 at the end of each fiscal quarter in 2002, 2003 and 2004. The agreement also contains a provision, pursuant to which Mr. Stillman will not engage in any business which owns, operates or manages one or more high end steak restaurants which operate within a five mile radius of any of our owned or managed restaurants during the term of this agreement, and for a period of one year after Mr. Stillman's employment is terminated, or for a period of one year after the end of Mr. Stillman's service as a consultant, whichever is later, provided that the restriction will not end prior to five years after the date of the agreement.

        James M. Dunn.    We have entered into an employment agreement with James M. Dunn, pursuant to which Mr. Dunn will serve as our President and Chief Operating Officer for five years. This agreement provides that Mr. Dunn is entitled to a base salary of $400,000 per year, subject to annual cost of living increases. In addition, pursuant to the agreement, Mr. Dunn is entitled to customary employee benefits and may receive a yearly bonus equal to up to 75% of his base salary, depending on certain bonus targets to be set by our board of directors based on our earnings before interest, taxes, depreciation and amortization. Mr. Dunn's employment agreement may be terminated by us at any time with or without cause. This agreement may also be terminated by Mr. Dunn for any reason at any time with 15 business days notice, or for good reason, effective upon written notice to us. If Mr. Dunn is terminated without cause or terminates for good reason, he is entitled to a severance payment equal to two years base salary plus insurance benefits paid on a monthly basis. The agreement requires Mr. Dunn to keep our proprietary information confidential during the term of this agreement and thereafter. The agreement also contains a non-competition provision, pursuant to which Mr. Dunn will not engage in any business which is competitive with us within a five mile radius of any our owned or managed restaurants during the term of this agreement and for a period of one year after Mr. Dunn's employment is terminated by us with cause or by Mr. Dunn without "good reason," or for a period of one year after certain termination payments are made, if Mr. Dunn is terminated by us without cause or by Mr. Dunn with good reason. If Mr. Dunn is terminated by us without cause, or if he terminates with good reason, he may elect to forego the receipt of termination payments, in which case we must release him from this non-competition covenant.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee. Mr. Stillman, a member of our Compensation Committee, is, and was during fiscal 2001, our Chief Executive Officer. Mr. Stillman also controls several entities with whom we do business, as more fully set forth in "Related Party Transactions" herein.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS (1)

Introduction

        The Compensation Committee of the Board of Directors establishes our general compensation policies, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that our executive compensation programs will enable us to attract and retain key people and motivate them to achieve or exceed certain of our key objectives by making individual compensation directly dependent on our achievement of certain financial goals, such as profitability and asset management, and by providing rewards for exceeding those goals.

Compensation Programs

        Annual Base Salary.    The Committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to our success and comparison to similar positions within the Company and at other comparable companies.

        Annual Cash Bonuses.    The Committee evaluates each executive officer individually to determine a bonus for the fiscal year based on performance criteria given to each executive officer prior to the fiscal year. These criteria include milestones in such executive's area of responsibility as well as with respect to our general financial performance.

        Stock Options.    The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of our long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. We generally grant options that become exercisable over a five-year period as a means of encouraging executives and other employees to remain with us and to promote our success. Options granted to our executive officers and other employees have exercise prices equal to or above the fair market value of our common stock at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executive's ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed our financial goals.

        Other Compensation Programs.    In addition to the foregoing, officers participate in compensation plans available to all employees, including our 401(k) retirement plan and employee stock purchase plan. We match up to 50% of our employees' contributions to our 401(k) plan, up to and including the first 3% of each employee's compensation.

Compensation Limitations

        We have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Committee has decided that it is not appropriate at this time to take any actions that would disqualify the Company's stock option plan and executive annual cash bonus plans from deduction.

Chief Executive Officer Compensation

        Alan N. Stillman, the founder of the Company, is our Chief Executive Officer and Chairman of our Board of Directors. Mr. Stillman's compensation is determined in accordance with the terms of his employment agreement. Pursuant to the terms of this agreement, Mr. Stillman is entitled to a base salary of $693,000 per year, subject to annual cost of living increases, as well as a yearly bonus of up to 50% of his base salary, depending on certain bonus targets set by the Board of Directors and the Compensation Committee. For fiscal year 2001 and 2002, the bonus targets are based on our earnings before income taxes, depreciation and amortization.

        The Committee's criteria for determining Mr. Stillman's compensation are driven by several factors: the competitive marketplace, his relative ownership interest in the Company and, most importantly, his performance. The Committee believes that Mr. Stillman performed well throughout fiscal year 2001, a particularly challenging period for us. He continues to demonstrate highly effective leadership and vision. In fiscal 2001, Mr. Stillman was compensated in accordance with the terms of his employment agreement. The Committee also granted Mr. Stillman options to purchase 100,000 shares of our common stock.

Conclusion

        All aspects of the Company's executive compensation are subject to change at the discretion of the Committee in reaction to and in recognition of the rapidly changing circumstances of the current marketplace. The Committee will monitor our executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

                      Respectfully Submitted By:

                      THE COMPENSATION COMMITTEE
                      Alan N. Stillman
                      Thomas H. Lee
                      Richard S. LeFrak

Dated: April 8, 2002

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCK PERFORMANCE GRAPH (1)

        The graph below shows the cumulative total stockholder return on our common stock over the period from May 23, 2001 (the first trading day of our common stock) to December 31, 2001, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Stocks in the standard industry classification 5800-5899, based on an initial investment of $100 in each on May 23, 2001 at a price of $8.50 per share. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period and assumes reinvestment of dividends. During fiscal year 2001, the Company paid no dividends. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

(1)
The material in this graph is not "soliciting material," is not deemed filed with the SEC and the graph is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of April 16, 2002, certain information with respect to the beneficial ownership of our Common Stock by (i) any person, known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and each nominee seeking to become one of our directors, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all of our current executive officers and directors as a group. The number and percentage of shares beneficially owned are based on the aggregate of 9,354,417 shares of Common Stock outstanding as of April 16, 2002. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of the Company.

Names and Addresses of Beneficial Owners (1)	Number of Shares Beneficially Owned (2)	Percent of Common Stock Outstanding
Alan N. Stillman (3)	1,418,706	15.2%
James M. Dunn	11,000	*
Alan M. Mandel	3,000	*
David P. Terry	1,000	*
Mark M. Levine (4)	37,420	*
Robert D. Villency	8,760	*
Eugene I. Zuriff (5)	26,000	*
Jay M. Green	2,000	*
Thomas H. Lee (6) 75 State Street Boston, MA 02109	1,059,700	11.3%
Richard S. LeFrak 97-77 Queens Blvd. Rego Park, NY 11374 Rego Park, NY 11374	6,908	*
All Directors and Executive Officers as a Group (12 persons, including the above) (7)	2,685,188	28.7%
Thomas H. Lee Equity Partners, L.P. 75 State Street Boston, MA 02109	874,940	9.4%

*
Represents less than 1% of the outstanding shares of Common Stock.

(1)
Unless otherwise indicated, the address of each officer, director or 5% stockholder is c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, NY 10021.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares and percentage of outstanding common stock beneficially owned by a person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days of April 16, 2002, are deemed outstanding. Such shares are not, however, deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes 107,500 shares owned by Stillman's First, 348,191 shares held by La Cite, Inc., 395,070 shares held by White & Witkowsky, Inc., 385,400 shares held by Thursdays Supper Pub, Inc. and 90,754 shares held by the Donna Stillman Trust.

(4)
Includes 15,799 shares held by members of Mr. Levine's family. Prior to August 2000, Mr. Levine was our Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary.

(5)
Includes 6,000 shares held by Mr. Zuriff's individual retirement account as well as 5,000 shares held by a member of Mr. Zuriff's family.

(6)
Includes 874,940 shares held by Thomas H. Lee Equity Partners, L.P. and 184,760 shares held by Thomas H. Lee Investors, Limited Partnership. Mr. Lee disclaims beneficial ownership of such shares. Mr. Lee is the general partner of THL Equity Advisors Limited Partnership, which is the general partner of Thomas H. Lee Equity Partners, L.P., and is also the general partner of Thomas H. Lee Investors, Limited Partnership. Mr. Lee is also one of our directors.

(7)
Includes 110,694 shares of Common Stock beneficially owned by two officers not listed above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms received, or written representations from certain reporting persons, the Company believes that all such persons complied with all Section 16(a) filing requirements in fiscal 2001, except that through inadvertance (i) two reports relating to an aggregate of two transactions by Mr. Green were not timely filed, (ii) one report relating to one transaction by Mr. LeFrak was not timely filed and (iii) two reports relating to an aggregate of two transactions by Mr. Zuriff and one transaction by his wife were not timely filed.

RELATED PARTY TRANSACTIONS

        In our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than as set forth below.

St. James Associates

        An entity controlled by Alan Stillman, Smith & Wollensky Operating Corp., is both a limited partner and one of the two general partners of St. James Associates, which owns the Smith & Wollensky restaurant in New York and the rights to the trademarks "Smith & Wollensky" and "Wollensky's Grill." Eugene Byrne is also a limited partner of St. James Associates. Smith & Wollensky Restaurant Group, Inc. keeps and maintains the books of account of St. James Associates, and we direct the day-to-day operations of St. James Associates as part of our duties under our management agreement with St. James Associates. We have entered into a licensing agreement with St. James Associates which permits us to use the name Smith & Wollensky. In 2001, the Company paid royalty fees of $967,000.

        Pursuant to the management agreement with St. James Associates, we were retained to provide management services to the Smith & Wollensky restaurant in New York in exchange for a fee of 2.3% of all restaurant sales. The other general partner of St. James Associates may terminate the agreement in certain circumstances. In 2001, St. James Associates paid $556,000 to the Company for our management services.

MW Realty Associates

        An entity controlled by Alan Stillman, Smith & Wollensky Operating Corp., is both a limited partner and one of the two general partners of MW Realty Associates, L.P., the owner of the property on which the Smith & Wollensky restaurant in New York is located. Smith & Wollensky Restaurant Group, Inc. keeps and maintains the books of account of MW Realty Associates at no cost to MW Realty Associates, and we direct the day-to-day operations of MW Realty Associates as part of our duties under our management agreement with St. James Associates. In addition, Eugene Byrne is a limited partner of MW Realty Associates.

Consulting Services from Eugene Zuriff

        Eugene Zuriff, one of our directors, has also provided financial legal, expansion and consulting services to us since, February 1997 on an at-will basis for which he receives $500 per day plus reimbursement for out of pocket expenses. The Company paid an aggregate of $142,250, including out of pocket expenses, to Mr. Zuriff for such consulting services in 2001.

Transactions with Directors and other Affiliates

        We do not currently contemplate entering into any transactions with any of our affiliates other than those described above. However, in the future, any dealings with our affiliates under the agreements or arrangements described above, or any new contract or other transaction between us and one or more of our directors or other affiliates, or between us and any corporation, firm or association in which one or more of our directors or other affiliates has a material financial interest, will either be approved by our stockholders or by the disinterested members of our board of directors or an appropriate committee of our board of directors, as applicable under the circumstances.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF THE COMPANY'S CERTIFICATE OF
INCORPORATION TO DECREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE

        Our Board of Directors believes that the number of shares of our Common Stock authorized for issuance pursuant to our Certificate of Incorporation should be decreased from 90,000,000 shares to 40,000,000 shares. The State of Delaware, in which we are incorporated, bases its calculation of our annual franchise tax liability on our number of authorized shares of Common Stock. A decrease in the number of our authorized shares of Common Stock will result in a reduction of our annual franchise tax liability in the State of Delaware. In addition to reducing our annual franchise tax liability, we believe decreasing the number of shares of Common Stock authorized for issuance to 40,000,000 decreases the potential for dilution to our stockholders while continuing to provide those shares needed for grant pursuant to our 2001 Stock Incentive Plan and for other corporate matters.

        In accordance with the Delaware General Corporation Law and our Certificate of Incorporation, approval of the amendment to the Certificate of Incorporation to change our number of authorized shares requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal. If approved, we will amend our Certificate of Incorporation as provided above, which amendment will be effective upon filing with the Delaware Secretary of State.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO AMEND THE CERTIFICATE OF INCORPORATION AS SET FORTH ABOVE

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN TO LIMIT THE TOTAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANTS THEREUNDER

        In March 2001, our Board of Directors adopted, and in April 2001 the Stockholders approved, our 2001 Stock Incentive Plan (the "2001 Plan"). Although the 2001 Plan sets the initial maximum number of shares of Common Stock available for stock options and awards granted under the 2001 Plan at 583,333 shares of Common Stock, our plan also provides that, effective January 1, 2002 and each January 1 thereafter during the term of the 2001 Plan, the number of shares of Common Stock available for grants of stock options and stock awards shall be increased automatically by an amount equal to 4% of the total number of issued and outstanding shares of Common Stock as of December 31 of the preceding year. The 2001 Plan does not currently limit the total number of shares of Common Stock available for grants of stock options and stock awards thereunder. The proposed amendment to the 2001 Plan would limit the number of shares of Common Stock available for grant to 11% of the Company's issued and outstanding shares of capital stock on a fully-diluted basis, regardless of the automatic 4% annual increase. For example, if on December 31, 2002 we had 15,000,000 shares issued and outstanding on a fully diluted basis and on January 1, 2003 we had 1,650,000 shares reserved for issuance pursuant to the 2001 Plan, there would be no automatic 4% annual increase in the number of shares reserved for issuance for 2003; the 11% limit in the proposed amendment would have been met.

        The Board of Directors has approved, and is asking the shareholders to approve, this amendment to the 2001 Plan. A majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting must vote in favor of this amendment for it to be adopted.

Our 2001 Stock Incentive Plan

        In February 2002, the Company implemented an option exchange program allowing employees, officers and directors to exchange all stock options to purchase common stock having an exercise price greater than $5.70 per share granted under (i) The Smith & Wollensky Restaurant Group, Inc. 1996 Stock Option Plan (formerly known as The New York Restaurant Group, L.L.C. 1995 Option Plan), as amended, (ii) The New York Restaurant Group, Inc. 1997 Stock Option Plan and (iii) the 2001 Plan for new options to be granted under the 2001 Plan. Under the exchange program, options to purchase approximately 447,183 shares of common stock were tendered and cancelled on March 4, 2002. An equal number of new option shares will be granted by the Company on or about September 5, 2002. The exercise price of the new options will be equal to 100% of the market price of one of our shares of common stock on the date of grant of the new options, determined in accordance with the terms of the 2001 Plan. Each new option granted will vest in accordance with the vesting schedule of the cancelled options. The option exchange program was designed to comply with Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, and is not expected to result in any additional compensation charges or variable award accounting.

Summary of Terms

        The following summary of our 2001 Plan is qualified in its entirety by the full text of the 2001 Plan, a copy of which is attached hereto as Appendix A and which incorporates the provisions of the proposed 2001 Plan amendments.

        General.    The 2001 Plan provides for the granting of options to purchase shares of our Common Stock and stock awards. Options may be incentive stock options, as defined in Section 422 of the Internal Revenue Code (the "Code"), granted only to our employees (including officers who are also employees) or non-qualified stock options granted to our employees, directors, officers and consultants. Stock awards may be granted to employees of and other key individuals engaged to provide services to the Company and its subsidiaries. The 2001 Plan was adopted and approved by our directors and stockholders in May 2001. The 2001 Plan may be administered by our Board of Directors or by our compensation committee. Either of the board or the compensation committee has the authority to take the following actions:

  (a)
  interpret and apply the 2001 Plan; and
  (b)
  determine the eligibility of an individual to participate in the 2001 Plan.

        Eligibility.    Eligible participants under the 2001 Plan include officers, employees, consultants, advisors and directors of the Company. Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to receive stock awards pursuant to the 2001 Plan. Incentive stock options may only be granted to employees of the Company or any subsidiary. In determining a person's eligibility to be granted an option, and the number of shares to be granted to any person, the compensation committee takes into account, in its sole discretion, the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee deems relevant.

        Terms and provisions of options.    Stock options are granted under stock option agreements which contain the vesting schedules of the stock options. Non-qualified stock options are granted with an exercise price of at least 50% of fair market value of the common stock on the date of grant, and incentive stock options are granted with an exercise price of at least 100% of the stock's fair market value on the date of grant. No option designated as an incentive stock option may be granted to any employee who owns, immediately prior to the grant of the option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price of the stock under the option is at least 110% of its fair market value at the time the option is granted and the option, by its terms, is not exercisable more than five years from the date it is granted. Vested options may be exercised in full at one time or in part from time to time in amounts of 50 shares or more. The payment of the exercise price may be made as determined by the board or committee, and set forth in the option agreement, by delivery of cash or check or by tendering shares of Common Stock (provided that payment by this means will not cause the Company to recognize for financial accounting purposes a charge to earnings), or by cashless exercise. We may delay the issuance of shares covered by the exercise of an option until the shares for which the option has been exercised have been registered or qualified under the applicable federal or state securities laws or until our counsel has opined that the shares are exempt from the registration requirements of applicable federal or state securities laws. The term of options granted under the 2001 Plan is ten years. Upon the termination of an option holder's employment with us, for any reason or for no reason, his or her options shall be exercisable only to the extent the right to purchase shares under such option has accrued on the date the optionee ceases to be an employee of the Company. Options granted under the 2001 Plan are not transferable other than by will or the laws of descent and distribution.

        Recapitalization; reorganization; change of control.    The 2001 Plan provides that proportionate adjustments shall be made to the number of authorized shares which may be granted under the 2001 Plan and as to which outstanding options, or portions of outstanding options, then unexercised shall be exercisable as a result of increases or decreases in the Company's outstanding shares of common stock due to reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, such that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Upon the sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including by way of a merger or consolidation or a Change in Control of the Company, as defined in the 2001 Plan, our Board of Directors shall have the power and the right to accelerate the exercisability of any options.

        Termination or amendment.    Unless sooner terminated by our Board of Directors, the 2001 Plan will terminate on April 30, 2011, ten years from the date on which the 2001 Plan was adopted by our Board of Directors. Our Board of Directors may, at any time, terminate the 2001 Plan or make any modifications or amendments to the 2001 Plan as it shall deem advisable so long as such modification or amendment does not conflict with the contractual obligations of the Company. Our Board of Directors may not, however, increase the maximum number of shares for which options may be granted without the approval by the vote of a majority of the stockholders or make any other change to the 2001 Plan which requires stockholder approval under applicable law or regulation. All options granted under the 2001 Plan shall terminate immediately prior to the dissolution or liquidation of the Company; provided, that prior to such dissolution or liquidation, the vesting of any option shall automatically accelerate as if such dissolution or liquidation is deemed a Change of Control, as defined in the 2001 Plan.

        Tax effects of 2001 Plan participation.    Options granted under the 2001 Plan are intended to be either incentive stock options ("ISO"), as defined in section 422 of the Code, or non-qualified stock options.

        Incentive Stock Options.    Except as provided below with respect to the alternative minimum tax ("AMT"), the option holder will not recognize taxable income upon the grant or exercise of an ISO. In addition, if the option holder holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the option holder upon exercise of the option and for more than two years after the option is granted (collectively, the "Required Holding Periods"), the option holder will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition. If, however, the option holder disposes of the stock prior to the expiration of the Required

Holding Periods (a "disqualifying disposition") at a price equal to or in excess of the fair market value of the stock on the date of exercise, then the option holder will recognize ordinary income in the year of the sale equal to the difference between the fair market value of the stock at the date of exercise and the exercise price. In such case, the option holder will also recognize a capital gain (long-term or short-term, depending upon the holding period of the stock) equal to the difference between the sales price and the fair market value of the stock on the date of exercise. If the option holder makes a disqualifying disposition at a price that is less than the fair market value of the stock on the date of exercise (but greater than the exercise price), the option holder will recognize ordinary income in the year of the sale equal to the difference between the sales price and the exercise price. If the option holder makes a disqualifying disposition at a price below the exercise price, the option holder will incur a capital loss (long-term or short-term, depending upon the holding period of the stock). In addition to regular tax consequences, an option holder may have AMT consequences when he or she exercises an ISO. The Company will not be allowed an income tax deduction upon the grant or exercise of an ISO. Upon a disqualifying disposition of shares by the option holder acquired by exercise of the ISO, the Company generally will be allowed a deduction in an amount equal to the ordinary income recognized by the option holder.

        Non-Qualified Stock Options.    As in the case of ISOs, generally no income is recognized by the option holder on the grant of a non-qualified stock option. On the exercise by an option holder of a non-qualified stock option, the excess of the fair market value of the stock when the option is exercised over the exercise price will be (a) taxable to the option holder as ordinary income, and (b) generally deductible for income tax purposes by the Company. The option holder's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the option holder will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the option holder and his basis in the stock.

New Plan Benefits

        It is not possible to state the persons who will receive options or awards under the 2001 Plan in the future, nor the amount of options or awards which will be granted thereunder.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO AMEND THE 2001 STOCK INCENTIVE PLAN AS SET FORTH ABOVE

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS (1)

        The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors, which is attached hereto as Appendix B. As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of our financial reporting process on behalf of the Board of Directors by reviewing our internal accounting procedures, consulting with and reviewing the services provided by our independent accountants and to make recommendations to the Board of Directors regarding the selection of independent accountants.

        Our management has primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. KPMG LLP, our independent public accounting firm, is responsible for performing an audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for providing other related services to us.

        The members of the Audit Committee are not practicing professional accountants or auditors, and their performance of their duties under its charter are not intended to replicate or to certify the functions performed by management and the independent accountant, nor is it the purpose of the Committee to certify that the independent accountant is "independent" under applicable rules. The Committee exists to serve as board-level oversight through its provision of advice, counsel and direction to management and the accountants on the basis of the information it receives from management and the accountants, discussions with management and the accountants and the experience of the Committee's members in business, financial and accounting matters.

        The Audit Committee discussed with KPMG LLP, our independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standard No. 61, (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

        The Audit Committee discussed with KPMG LLP the overall scope and plans for the audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held two meetings during fiscal year ended December 31, 2001 and also participated in quarterly conferences with KPMG LLP.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, including the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which was filed with the Securities and Exchange Commission on March 29, 2002. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of KPMG LLP as our independent auditors for Fiscal Year 2002.

Respectfully Submitted By:
THE AUDIT COMMITTEE
Jay M. Green
Richard S. LeFrak
Dated: April 8, 2002	Thomas H. Lee

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF KPMG LLP
AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
FISCAL YEAR ENDING DECEMBER 30, 2002

        The Audit Committee has recommended, and the Board of Directors has approved, the appointment of KPMG LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 30, 2002. The Board of Directors is asking stockholders to ratify and approve the appointment. Although action by stockholders is not required by law, the Board of Directors believes stockholders should be given the opportunity to express their views in this matter. Notwithstanding the selection or a ratification, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the Board of Directors determines that such a change would be in our and our stockholders' best interest. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection.

        KPMG LLP has audited our consolidated financial statements since the fiscal year ended December 29, 1997. Representatives of KPMG LLP are expected to be present at the annual stockholders' meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of KPMG LLP are also expected to be available to respond to appropriate questions.

        In addition to performing the audit of our consolidated financial statements for fiscal year 2001, KPMG LLP provided various other services during such year. The aggregate fees billed for the fiscal year ended December 31, 2001 for each of the following categories of services are as follows:

Audit Fees and Quarterly Review	$217,000
Financial Information Systems Design and Implementation Fees	$0
All Other Services (includes $30,000 for tax review and $220,000 for IPO-related services)	$250,000

Total	$467,000

        In making its recommendation to ratify the appointment of KPMG LLP as the Company's independent public accountants for fiscal year 2002, the Company has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2002

TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Any proposal submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the 2003 Annual Meeting of Stockholders must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act") and must be received at the Company's principal executive offices on or before December 23, 2002. In accordance with the provisions of Rule 14a-4(c) of the Exchange Act, if the Company does not receive notice of a shareholder proposal to be raised at its 2003 Annual Meeting of Stockholders on or before March 12, 2003, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

OTHER MATTERS

        As of the date of this Proxy Statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters are properly brought before the meeting for action by stockholders, the persons named in the accompanying form of proxy will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with their best judgement with respect to such matters.

        PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE. UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED. THEREFORE, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

                      By Order of the Board of Directors of The Smith
                      & Wollensky Restaurant Group, Inc.

                      Alan N. Stillman
                      Chief Executive Officer

April 22, 2002

Appendix A

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

2001 STOCK INCENTIVE PLAN
(As Proposed to be Amended)

        1.    Purpose of the Plan.    This 2001 Stock Incentive Plan (the "Plan") is intended to encourage ownership of the stock of The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the "Company") by employees, officers, directors, and consultants of the Company or its subsidiaries, to induce qualified personnel to enter and remain in the employ or other service of the Company or its subsidiaries and otherwise to provide additional incentive for optionees and recipients of stock awards to promote the success of its business.

        2.    Stock Subject to the Plan.

        (a)  The initial maximum number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") available for stock options and stock awards granted under the Plan through the end of the Company's fiscal year ending December 31, 2001, shall be 583,333 shares of Common Stock. In addition, effective January 1, 2002 and each January 1 thereafter during the term of this Plan, the number of shares of Common Stock available for grants of stock options and stock awards made after such January 1 under this Plan shall be increased automatically by an amount equal to four percent 4% of the total number of issued and outstanding shares of Common Stock (including shares held in treasury) as of the close of business on December 31 of the preceding year. Notwithstanding the foregoing, (i) the maximum cumulative number of shares of Common Stock available for grants of ISOs under the Plan shall be 583,333 and (ii) other than as set forth in Section 12 hereof, the number of shares of Common Stock available for all grants under the Plan shall not exceed eleven percent (11%) of the Company's issued and outstanding shares of capital stock on a fully-diluted basis. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

        (b)  If an option or award granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased or forfeited shares subject thereto shall thereafter be available for subsequent option grants under the Plan.

        (c)  Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee and set forth in the option agreement.

        3.    Administration of the Plan.    At the discretion of the Board of Directors, the Plan shall be administered either (i) by the full Board of Directors or (ii) by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors. In the event that the Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The

Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or award agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

        4.    Stock Awards.

        (a)  The Committee may grant, subject to the limitation of the number of shares of Common Stock available under Section 2 hereof, stock awards to employees of and other key individuals engaged to provide services to the Company and its subsidiaries. A stock award may be made in the stock or denominated in stock subject to such terms and conditions as the Committee, in its sole discretion, shall determine and establish. These may include, but are not limited to, establishing a holding period during which stock issued pursuant to an award may not be transferred, requiring forfeiture of the stock award because of termination of employment or failure to achieve specific objectives such as measures of individual, business unit or Company performance, including stock price appreciation. In determining a person's eligibility to be granted an award, as well as in determining the number of shares to be awarded to any person, the Committee shall take into account the person's position and responsibilities, the nature and value of the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

        (b)  The Committee may provide that a stock award shall earn dividends or dividend equivalents, which may be paid currently or may be deferred in payment, including reinvestment in additional shares covered by the applicable stock award, all on such terms and conditions as the Committee shall deem appropriate.

        (c)  The Committee shall require that for any stock award to be effective, the recipient of the award shall execute an award agreement at such time and in such form as the Committee shall determine. Any award agreement may require that for any or some of the shares issued, the awardee must pay a minimum consideration, whether in cash, property or services, as may be required by applicable law or the Committee, as the Committee shall determine.

        (d)  A stock award may be granted singly or in combination or in tandem with another stock award or stock option. A stock award may also be granted as the payment form in settlement of a grant or right under any other Company employee benefit or compensation plan, including the plan of an acquired entity.

        (e)  Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to receive stock awards pursuant to the Plan.

        (f)    No stock award granted to any person under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution. Any stock award granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such award.

        5.    Type of Options.

        (a)  Options granted pursuant to the Plan shall be authorized by action of the Committee and shall be designated as either (i) non-qualified options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), or (ii) "incentive stock options" under Section 422 of the Code ("ISO" or "ISO").

        (b)  Options designated as ISOs may be granted only to employees (including officers who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after the adoption of this Plan. Non-Qualified Options may be granted to any director, officer, employee, or consultant of the Company or of any of its subsidiaries, including subsidiaries which become such after the adoption of this Plan.

        (c)  In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

        (d)  No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

        6.    Option Agreement.    Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. The date of grant of an Option shall be as determined by the Committee.

        7.    Exercise Price.    The exercise price or prices of shares of the Company's Common Stock for options designated as Non-Qualified Options shall be as determined by the Committee, but in no event shall the exercise price be less than 50% of the fair market value of the Common Stock at the time the Option is granted, as determined by the or the Committee. The exercise price or prices of shares of the Company's Common Stock for ISOs shall be the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in The Nasdaq National Market for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in The Nasdaq National Market, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in The Nasdaq National Market for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

        The maximum number of shares of the Company's Common Stock with respect to which an option or options may be granted to any employee in any one taxable year of the Company shall not exceed 500,000 shares, taking into account shares granted during such taxable year under options that are terminated or repriced, and subject to adjustment under Section 12 hereof.

        8.    Manner of Payment; Manner of Exercise.

        (a)  Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of the capital stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii); provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. With the consent of the Committee, the delivery of shares used to exercise any option may be through attestation rather than physical delivery of stock certificates. With the consent of the Committee, payment may also be made by delivery of a properly executed exercised notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the exercise price and any taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        (b)  To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after ten (10) business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

        9.    Exercise of Options.    The vesting schedule, as well as the terms and conditions of vesting, whether performance-based, time-based or both, of each option granted under the Plan shall be determined by the Committee and set forth in each Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant. No partial exercise may be made for less than fifty (50) full shares of Common Stock, or the balance of the unexercised options if the balance of the exercise options is less than fifty (50) shares.

        10.    Term of Options; Exercisability.

          (a)    Term.    Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as may be provided in the Agreement.

          (b)    Exercisability.    An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries, at any time, for any reason or for no reason, shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company.

        11.    Options Not Transferable.    Except as otherwise permitted in the option grant agreement, the right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof or levy of execution, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

        12.    Recapitalizations, Reorganizations and the Like.

        (a)  In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options or stock awards may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee or award recipient shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

        (b)  In addition, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including without limitation by way of merger or consolidation, or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 8 hereof. In addition, the Committee shall have the power and right to accelerate the exercisability of any options upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned shares representing less than fifty percent (50%) of the voting power at elections for the Board of Directors of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's capital stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the Board of Directors of the Company.

        (c)  In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board of Directors, provided that prior to such dissolution or liquidation, the vesting of any option shall automatically accelerate as if such dissolution or liquidation is deemed to be a Change of Control (as such term is defined herein).

        (d)  If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board of Directors may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option; in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

        (e)  Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

        (f)    No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest whole number of shares.

        (g)  The Committee may make similar adjustments or substitutions for stock awards.

        13.    No Special Employment Rights.    Nothing contained in the Plan or in any option or award granted under the Plan shall confer upon any option or award holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option or award holder from the rate in existence at the time of the grant of the option or award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

        14.    Withholding.    The Company's obligation to deliver shares upon the exercise of an option or award granted under the Plan shall be subject to the option or award holder's satisfaction of all applicable foreign, federal, state, and local income, excise, employment, and other tax withholding requirements. The Company shall be entitled to satisfy such withholding requirement from any compensation or other amounts owed to the optionee or award recipient. Except to the extent that share withholding would result in a charge to earnings for financial accounting purposes, the Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above- mentioned withholding requirements.

        15.    Restrictions on Issue of Shares.

        (a)  Notwithstanding the provisions of Section 9, the Company may delay the issuance of shares covered by an award or by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

    (i)
    The shares with respect to which such option has been exercised or award made are at the time of the issue of such shares effectively registered or qualified under applicable federal and state securities acts now in force or as hereafter amended; or

    (ii)
    Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

        (b)  It is intended that all exercises of options and stock awards shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised or stock award made, except as otherwise agreed to by the Company in writing.

        16.    Purchase for Investment; Rights of Holder on Subsequent Registration.    Unless the shares to be issued under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option or award unless the person who exercises such option, in whole or in part, or who receives such award, shall give a written representation and undertaking to the Company which is satisfactory inform and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued with out such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or stock award made, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee or award recipient such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein no misleading in the light of the circumstances under which they were made.

        17.    Loans.    The Company may make recourse loans to optionees to permit them to exercise options and to award recipients to permit them to purchase shares. If loans are made, the requirements of all applicable federal and state laws and regulations regarding such loans must be met.

        18.    Modification of Outstanding Options and Awards.    The Committee may authorize the amendment of any outstanding option or award with the consent of the optionee or award recipient when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan and so long as such amendment does not violate any contractual obligations of the Company.

        19.    Approval of Stockholders.    The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of a majority of the stockholders, within twelve (12) months after the adoption of the Plan by the Committee and shall take effect as of the date of adoption by the Committee upon such approval. The Committee may grant options or make awards under the Plan prior to such approval, but any such option or award shall be conditioned upon such approval and, accordingly, no such option may be exercisable prior to such approval and no such award shall be settled prior to such approval.

        20.    Termination and Amendment of Plan.    Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable so long as such modification or amendment does not conflict with contractual obligations of the Company; provided, however, that except as provided in Section 12, the Committee may not, without the approval of the stockholders of the

Company obtained in the manner stated in Section 19, increase the maximum number of shares for which options or awards may be granted or make any change in the Plan which requires stockholder approval under applicable laws or regulations. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, adversely affect his or her rights under an option theretofore granted to him or her.

        21.    Reservation of Stock.    The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

        22.    Limitation of Rights in the Option Shares.    An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

        23.    Governing Law.    The Plan and all determinations made and actions taken with respect thereto shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

Appendix B

SMITH & WOLLENSKY RESTAURANT GROUP, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I. PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to the public; the Corporation's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Corporation's independent accountants.

  •
  Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

        Members of the Committee may participate in meetings of the Committee by conference telephone and participation by such means shall constitute presence in person at a meeting. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

The Committee shall:

  •
  Meet with the independent accountants and senior financial management at least twice annually: once to review and agree upon the scope of work to be performed in the upcoming audit and once to review the results of the completed audit.

  •
  Communicate each quarter with the independent accountants and senior financial management (via telephone conference if appropriate) to review the results of the accountants' limited review procedures of the quarterly results of operations prior to the public release of said information.

  •
  Meet at any time as circumstances dictate.

IV. RESPONSIBILITIES

        In meeting its purpose, the Audit Committee is expected to:

Documents/Report Review

1.
Review and update this Charter as conditions dictate.

2.
Review the organization's annual financial statements and any reports or other financial information submitted to the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.
Review with financial management and the independent accountants the corporation's quarterly results prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4.
Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5.
Review the performance of the independent accountants with the Corporation's senior financial management and approve any proposed discharge of the independent accountants when circumstances warrant.

6.
Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors, including any serious difficulties or disputes with management encountered during the course of the audit.

7.
Review with the independent auditors and senior financial personnel the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

Financial Reporting Processes

8.
In consultation with the independent accountants review the integrity of the Corporation's financial reporting processes, both internal and external.

9.
Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

Other

10.
Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

11.
Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

12.
Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

13.
The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

14.
The Committee will perform such other functions as assigned by law, the company's charter or bylaws, or the Board.

15.
Provide an independent, direct communication link between the Board and the independent accountants.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
Proxy Card

Annual Meeting of Stockholders
May 23, 2002

The undersigned hereby appoints Alan N. Stillman and Alan M. Mandel, or either of them, with power of substitution, Proxies to vote at The Smith & Wollensky Restaurant Group, Inc. Annual Meeting of Stockholders on May 23, 2002, and any adjournments or postponements thereof, all shares of Common Stock of The Smith & Wollensky Restaurant Group, Inc. (the "Company") that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

☒
PLEASE MARK VOTES
AS IN THIS EXAMPLE

1.
Election of Directors:

FOR	WITHHOLD	FOR ALL EXCEPT (STRIKE A LINE THROUGH NOMINEE NAME)
☐	☐	☐
Nominees: Jay M. Green and Richard S. LeFrak
2.
To approve a proposed amendment to the Company's Certificate of Incorporation to decrease the total number of shares of common stock which the Company has the authority to issue from 90,000,000 shares to 40,000,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
To approve an amendment to the Company's 2001 Stock Incentive Plan to limit the total number of shares of common stock available for grant thereunder.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.
To ratify the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 30, 2002.

FOR	AGAINST	ABSTAIN
☐	☐	☐
I plan to attend in person	☐	Mark box at right if you have comments
I do not plan to attend in person	☐	or if your address has changed	☐

HAS YOUR ADDRESS CHANGED?		DO YOU HAVE COMMENTS?

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 AS SET FORTH IN THE PROXY STATEMENT.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date: __________, 2002

Stockholder sign here

Co-owner sign here

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

QuickLinks

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 23, 2002
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. 1114 FIRST AVENUE NEW YORK, NY 10021 PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS (1)
STOCK PERFORMANCE GRAPH (1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PARTY TRANSACTIONS
PROPOSAL TWO
APPROVAL OF AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE
PROPOSAL THREE
APPROVAL OF AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN TO LIMIT THE TOTAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANTS THEREUNDER
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)
PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2002
TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
2001 STOCK INCENTIVE PLAN (As Proposed to be Amended)
SMITH & WOLLENSKY RESTAURANT GROUP, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. Proxy Card